Exhibit 10.18

Lease Contract

Lessor (Party A): Zhiguo Wang

Lessee (Party B): Harbin Yew Science and Technology Development Co., Ltd.

This Contract is enacted according to “Contract Law of the People’s Republic of China” and the Parties hereby agreed as follows:

1.	Party A agreed to lease the property with a construction area of 92.8m2 (5th Floor, Zone B, Far East Building, Hengshan Road 18, Xiangfang District, Harbin City) to Party B for office use.

2.	Lease term

The lease term will be 15 years, from January 1, 2010 when Party A provides the premise to Party B, to December 31, 2025 when Party B returns the premise to Party A.

3.	Payment

RMB 15,000 per year.

4.	Modification and termination

This Contract can be modified or terminated when both parties agree. Otherwise, any modification and termination will be deemed as breach of contract.

5.	If the negotiation fails to resolve the controversy, each party or both parties may submit the outstanding issue to court in accordance with “Contract Law of the People’s Republic of China”.

This agreement is in duplicate, each party will hold one copy.

Lessor: (Sign or Chop) Zhiguo Wang

Lessee: (Sign or Chop)

Harbin Yew Science and Technology Development Co., Ltd.

Xingming Han

January 1, 2010